UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
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☒    Definitive Proxy Statement
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☐    Soliciting Material under §240.14a-12
Shoulder Innovations, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 29, 2026

Dear Stockholder,
I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Shoulder Innovations, Inc., a Delaware corporation, which will be held on Friday, June 26, 2026, at 3:00 p.m. Eastern Time. The Annual Meeting will be conducted virtually via live audio webcast. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SI2026. You will be able to submit questions and vote your shares electronically during the Annual Meeting by logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of the 2026 Annual Meeting of Stockholders and Proxy Statement. The proxy materials include the Notice of the 2026 Annual Meeting of Stockholders, the Proxy Statement and the accompanying proxy card, and the Annual Report to stockholders, each of which has been furnished to you over the internet or, if you have requested a paper copy of the materials, by mail.
Your vote is important. Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by mail. If you decide to attend the Annual Meeting online, you will be able to vote electronically or via phone using the 16-digit control number, even if you have previously submitted your proxy.
On behalf of the Board of Directors, I would like to express our appreciation for your interest in Shoulder Innovations, Inc.
Sincerely,
Robert Ball
Chief Executive Officer and Executive Chairman

NOTICE OF THE 2026 ANNUAL MEETING OF STOCKHOLDERS
Meeting Date, Time, and Place
The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Shoulder Innovations, Inc., a Delaware corporation, will be held on Friday, June 26, 2026, at 3:00 p.m. Eastern Time.
The Annual Meeting will be conducted virtually via live audio webcast. You can attend the Annual Meeting, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SI2026. Your 16-digit control number will be included on your proxy card or on the voting instruction form accompanying these proxy materials.
Agenda
1.Election of two Class I directors, each to serve a three-year term until the 2029 annual meeting of stockholders and until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal (“Proposal No. 1”);
2.Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026 (“Proposal No. 2”); and
3.Transaction of other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Record Date
You can vote if you were a stockholder of record on April 27, 2026.
Board Recommendations
The Board of Directors unanimously recommends that you vote:
•FOR the election of the two Class I director nominees named in Proposal No. 1; and
•FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm, as described in Proposal No. 2.
Your vote is important. Whether or not you plan to attend the Annual Meeting online, we encourage you to read the accompanying proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025, and submit your proxy as soon as possible using one of the three voting methods described in the “Information About the Proxy Process and Voting” section in the Proxy Statement.
By Order of the Board of Directors,
Robert Ball
Chief Executive Officer and Executive Chairman
Grand Rapids, Michigan
April 29, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 26, 2026.

This Notice of the 2026 Annual Meeting, the Proxy Statement, and the Annual Report are available on our website at www.shoulderinnovations.com and at www.ProxyVote.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement (“Proxy Statement”) includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof and are subject to risks and uncertainties. Accordingly, actual results could differ materially from those expressed or implied due to a variety of factors. These risks and uncertainties include, but are not limited to, those described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 (“Annual Report”), and our other filings with the Securities and Exchange Commission (the “SEC”), which are available on the Investor Relations page of our website at www.shoulderinnovations.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Proxy Statement or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

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1535 Steele Avenue SW, Suite B
Grand Rapids, Michigan 49507

PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
JUNE 26, 2026
We have sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the “Board”) of Shoulder Innovations, Inc., a Delaware corporation (referred to herein as the “Company,” “Shoulder Innovations,” “we,” “us,” or “our”) is soliciting your proxy to vote at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Friday, June 26, 2026, at 3:00 p.m. Eastern Time. The Annual Meeting will be held online at www.virtualshareholdermeeting.com/SI2026.
•This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•The proxy card is the means by which you authorize another person to vote your shares in accordance with your instructions.
Pursuant to the “Notice and Access” rules adopted by the SEC, we have elected to provide access to our proxy materials, which include the Notice of the 2026 Annual Meeting of Stockholders, this Proxy Statement and the accompanying proxy card and our Annual Report, over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 27, 2026 (the “Record Date”) for the first time on or about April 29, 2026. The Notice of Internet Availability will contain instructions on how to access and review the proxy materials and will also contain instructions on how to request a printed copy of the proxy materials. In addition, we have provided brokers, dealers, banks, voting trustees, and their nominees, at our expense, with additional copies of our proxy materials so that our stockholders of record can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Annual Report is also available in the “Investors—Financial Information—SEC Filings” section of our website at www.shoulderinnovations.com.
The only outstanding voting securities of Shoulder Innovations are shares of common stock, $0.001 par value per share (the “common stock”), of which there were 20,727,949 shares outstanding as of the Record Date. The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present by remote communication or represented by proxy, are required to constitute a quorum for the transaction of business at the Annual Meeting.

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INFORMATION ABOUT THE PROXY PROCESS AND VOTING
Why am I receiving these materials?
We have made the Notice of the Annual Meeting, the Proxy Statement and accompanying proxy card and the Annual Report available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign, and return the proxy card, or follow the instructions below to submit your proxy over the telephone or on the internet.
The Notice of Internet Availability, the Notice of the Annual Meeting, the Proxy Statement and accompanying proxy card and the Annual Report will be first made available for access on or about April 29, 2026, to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 20,727,949 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Broadridge Corporate Issuer Solutions, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting by attending the Annual Meeting online or you may vote by proxy. Whether or not you plan to attend the Annual Meeting online, we encourage you to fill out and return the proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, custodian, or other similar organization acting as nominee (each, a “broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.
What am I being asked to vote on?
You are being asked to vote on two proposals:
•Proposal No. 1—the election of two Class I directors, each to serve a three-year term until the 2029 annual meeting of stockholders and until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal; and
•Proposal No. 2—the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026.
In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

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How do I vote?
•For Proposal No. 1, you may either vote “For” the nominees to the Board or you may “Withhold” your vote for the nominees.
•For Proposal No. 2, you may either vote “For” or “Against” or abstain from voting.
Please note that by casting your vote by proxy, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
The procedures for voting are as follows:
Stockholder of Record
If you are a stockholder of record, you may vote at the Annual Meeting online by logging in at www.virtualshareholdermeeting.com/SI2026 and entering the 16-digit control number listed on your proxy card. Alternatively, you may vote by proxy before the Annual Meeting in the following ways:
•via the internet at www.ProxyVote.com;
•by telephone by calling 1-800-690-6903; or
•by signing and returning the proxy card in the supplied prepaid business reply envelope included in your proxy materials to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
Whether or not you plan to attend the Annual Meeting online, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting online and vote online. In such case, your previously submitted proxy will be disregarded.
Beneficial Owner
If you are a beneficial owner, you should have received a voting instruction card and voting instructions with these proxy materials from your broker. To ensure your vote is counted, you must complete and mail the voting instruction card. To vote at the Annual Meeting online, you must obtain a valid proxy from your broker. Follow the instructions from your broker included with these proxy materials or contact your broker to request a proxy form.
Who counts the votes?
A delegate of Broadridge Financial Services, Inc. will serve as the inspector of election (the “Inspector of Election”).
How are votes counted?
Votes will be counted by the Inspector of Election, who will separately count “For” votes for all proposals, and, with respect to Proposal No. 2, “Against” votes, abstentions, and broker non-votes (if any). In addition, with respect to Proposal No. 1, the Inspector of Election will count the number of “Withheld” votes and broker non-votes received.
What are “abstentions”?
Abstentions occur when shares of our common stock present at the Annual Meeting are marked “Abstain.” Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the Annual Meeting, pursuant to Delaware law and the terms of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), abstentions and, with respect to Proposal No. 1, proxies marked “Withhold” for either one of the nominees to the Board will have no effect on Proposal No. 1 for the election of such nominee to the Board. Abstentions will have no effect on Proposal No. 2.

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What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker of the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker or other stockholder of record indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares in “street name,” please be sure to instruct your broker how to vote to ensure that your vote is counted on each of the proposals.
Which proposals are considered “routine” or “non-routine”?
Proposal No. 2, or the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026, is considered routine under applicable rules. A broker may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.
Proposal No. 1, or the election of two Class I directors, each to serve a three-year term until the 2029 annual meeting of stockholders and until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal, is considered non-routine under applicable rules. A broker cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1.
How many votes are needed to approve the proposal?
•With respect to Proposal No. 1, a plurality of the votes cast shall be sufficient to elect a director.
•With respect to Proposal No. 2, the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) is required for approval.
How many votes do I have?
On each proposal, you have one vote for each share of common stock you own as of the Record Date.
What if I return a proxy card but do not make specific choices?
If we receive a signed and dated proxy card that does not specify how your shares are to be voted, your shares will be voted as follows:
•“For” the election of the two nominees for director; and
•“For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026.
If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares in his or her discretion.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers, and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

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What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards.
Can I change my vote after submitting my proxy?
Yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy by:
•submitting another properly completed proxy with a later date;
•sending a written notice that you are revoking your proxy to Shoulder Innovations, Inc., Attn: Corporate Secretary, 1535 Steele Avenue SW, Suite B, Grand Rapids, Michigan 49507; or
•attending the Annual Meeting online and voting during the Annual Meeting. Simply attending the Annual Meeting online will not, by itself, revoke your proxy.
If your shares are held by your broker, you should follow the instructions provided by them.
How do I attend the virtual Annual Meeting?
The live audio webcast of the Annual Meeting will begin promptly at 3:00 p.m. Eastern Time on Friday, June 26, 2026. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage you to access the meeting in advance of the designated start time.
To attend the Annual Meeting, you will need to log in at www.virtualshareholdermeeting.com/SI2026 by using the 16-digit control number listed on your proxy card.
Is technical assistance provided before and during the virtual Annual Meeting?
Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log in page.
When are stockholder proposals due for the 2027 annual meeting of stockholders?
Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our Certificate of Incorporation, our Bylaws, and the rules established by the SEC.
To be considered for inclusion in next year’s proxy materials for the 2027 annual meeting of stockholders under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be submitted in writing by December 30, 2026, to Shoulder Innovations, Inc., Attn: Corporate Secretary, 1535 Steele Avenue SW, Suite B, Grand Rapids, Michigan 49507.
Pursuant to our Bylaws, in order for a stockholder to present a proposal for the 2027 annual meeting of stockholders, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between February 26, 2027 and March 28, 2027; provided, however, that if the date of the 2027 annual meeting of stockholders is more than 30 days before or more than 60 days after June 26, 2027, you must give notice not earlier than the 120th day prior to such annual meeting date and not later than the 90th day prior to such annual meeting date or, if later, the 10th day following the day on which disclosure of such annual meeting date is first made public. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules,

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stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, to the extent applicable.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present by remote communication or represented by proxy at the Annual Meeting. On the Record Date, there were 20,727,949 shares outstanding and entitled to vote.
Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting online. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting present by remote communication or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.
Implications of being an “emerging growth company.”
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of: (a) the last day of the fiscal year following the fifth anniversary of the consummation of our initial public offering, (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (c) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of the second fiscal quarter of such year, or (d) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

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PROPOSAL NO. 1
ELECTION OF CLASS I DIRECTORS
Our Board currently consists of eight members who are divided into three classes, designated as Class I, Class II, and Class III. Each class has a staggered, three-year term. Class I directors’ terms expire at the Annual Meeting, Class II directors’ terms expire at the 2027 annual meeting of stockholders, and Class III directors’ terms expire at the 2028 annual meeting of stockholders. At each annual meeting of stockholders, directors whose terms are expiring will be succeeded by newly-elected directors, who will serve from the time of their election and qualification until the third subsequent annual meeting of stockholders. Vacancies on the Board may be filled by persons elected by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and such persons shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until their successors are elected and qualified.
The Board has nominated Robert Ball and Andrew Hykes to serve as Class I directors until the 2029 annual meeting of stockholders or until their successors are duly elected and qualified. Each of Messrs. Ball and Hykes has agreed to serve if elected, and there is no reason to believe that any of them will be unable to serve. On March 6, 2026, Michael Carusi, a Class I director, notified the Company of his intention to not stand for re-election as a Class I director at the Annual Meeting upon the conclusion of his current term. Mr. Carusi’s term with the Board will conclude effective following the Annual Meeting, and the Board has resolved to decrease the size of the Board to seven directors effective upon the election of the Company’s directors at the Annual Meeting.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Messrs. Ball and Hykes. In the event that a nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Alternatively, the Board may leave the position vacant and/or reduce the size of the Board.
Each director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the two individuals nominated for election to the Board at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR” either one of the nominees to the Board, or you may “WITHHOLD” with respect to the nominees to the Board. Shares represented by proxies will be voted “FOR” the election of each of the Class I nominees, unless the proxy is marked to withhold authority to so vote.
The following table sets forth information with respect to our two director nominees and the continuing directors, as of the Record Date.

			Committee
Name	Age	Class	Audit	Compensation	Nominating and Corporate Governance
Matthew Ahearn	57	Class III
Robert Ball(1)	53	Class I
Richard J. Buchholz	58	Class III	C		M
Paul Buckman(2)	70	Class II	M		C
Andrew Hykes	53	Class I		M
Kevin Sidow	68	Class II	M	C
Casey Tansey	68	Class II		M	M

C = Committee Chair	M = Committee Member
(1)Mr. Ball is also the Company’s Chief Executive Officer and serves as Executive Chairman of the Board.
(2)Mr. Buckman also serves as the Company's Lead Independent Director.

Director Biographies
Brief biographies of our director nominees followed by the biographies of our continuing directors are set forth below, which include information regarding our directors’ individual experience, qualifications, attributes, and

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skills that led our Nominating and Corporate Governance Committee and our Board to conclude that they should serve as directors.
Robert Ball has served as our Chief Executive Officer since October 2020 and as our Executive Chairman of the Board since April 2015. Prior to joining the Company, Mr. Ball was a Principal at Imascap SA, a privately-held software company focusing on preoperative planning for shoulder arthroplasty from July 2013 until its acquisition by Wright Medical Group, Inc. (now Stryker Corporation (NYSE: SYK)) in December 2017. Prior to this, Mr. Ball held positions at Tornier NV, a global orthopedics company that was acquired by Wright Medical Group, Inc. (now Stryker Corporation), from August 2006 to December 2013, including Vice President, Research & Development, Regulatory and Clinical. Mr. Ball also previously held positions at Kinetikos Medical Inc., a privately-held company focusing on orthopedic implants, and DePuy, the Orthopaedics Company of Johnson & Johnson (NYSE: JNJ). Since its inception in January 2013, he has served as Chairman of Genesis Innovation, a company focused on early-stage medical device investing and development. Mr. Ball currently serves as a director for Genesis Innovation, Genesis Software, Genesis Investment Holdings, NSite LLC, Strados Labs LLC, and cultivate(MD) Holdings, LLC. Mr. Ball received his Bachelor of Science in Mechanical Engineering and his Master of Science in Mechanical Engineering from Kettering University. We believe Mr. Ball’s extensive experience with medical technology companies and thorough knowledge of our industry and strategy as our Chief Executive Officer qualifies him to serve on our Board.
Andrew Hykes has served as a member of our Board since February 2026. Since October 2025, Mr. Hykes has served as the President and Chief Executive Officer of Okami Medical, Inc., a medical device company committed to the development of innovative, versatile, and intuitive devices for the occlusion of peripheral vessels (“Okami”). Prior to Okami, Mr. Hykes served as the Chief Executive Officer, President and director of Inari Medical, Inc., a company that provides innovative solutions for venous thromboembolism clot removal without the use of thrombolytic drugs (“Inari”), from January 2023 to May 2025. Prior to that, Mr. Hykes served as the Chief Operating Officer of Inari from October 2020 to December 2022, and as Chief Commercial Officer of Inari from September 2017 to October 2020. From November 2012 to January 2017, Mr. Hykes was the Vice President of Commercial Operations of Sequent Medical Inc., a company focused on catheter-based neurovascular therapies that was acquired by Terumo Corporation in July 2016 (“Sequent”). Prior to Sequent, Mr. Hykes worked for Medtronic PLC, a medical device company, from August 2002 to October 2012, where he held several positions of increasing responsibility, including Vice President of Marketing, Vice President of Clinical and Regulatory Affairs and Director of Investor Relations. From 1995 to 2000, Mr. Hykes worked in healthcare banking for ABN AMRO Bank. Mr. Hykes received his Bachelor of Business Administration from the University of Wisconsin Madison and his Master of Business Administration from Harvard Business School. We believe that Mr. Hykes’ proven medical device operating executive leadership, with broad functional, geographic and sector experience, qualifies him to serve on our Board.
Matthew Ahearn has served as our Chief Operating Officer since October 2020 and as a member of our Board since February 2017. Prior to his role as our Chief Operating Officer, Mr. Ahearn was our Chief Executive Officer and President from February 2017 to October 2020 and our Chief Financial Officer and Chief Operating Officer from November 2020 to September 2023. Mr. Ahearn also currently serves as a director for HAPPE Spine, LLC, SpinTech MRI, Inc., CPD to SPD, LLC, cultivate(MD) Holdings, LLC, and Genesis Investment Holdings. Mr. Ahearn received his Bachelor of Arts in Economics and Management from Albion College. We believe that Mr. Ahearn’s deep understanding of our business and extensive experience in financial management and operational leadership within the healthcare and technology sectors qualifies him to serve on our Board.
Richard J. Buchholz has served as a member of our Board since August 2025. Mr. Buchholz currently serves as Chief Financial Officer of Impulse Dynamics, a global medical device company committed to improving the lives of people with heart failure, since March 2026. Prior to that role, Mr. Buchholz served as Chief Financial Officer of Inspire Medical Systems, Inc. (NYSE: INSP) since June 2014. Mr. Buchholz received his Bachelor of Business Administration from the University of Wisconsin, Eau Claire and is a Certified Public Accountant (inactive). We believe Mr. Buchholz’s extensive knowledge of our industry, financial management skills and experience as an executive of a publicly-traded medical technology company qualifies him to serve on our Board.

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Paul Buckman has served as a member of our Board since October 2020, and as our Lead Independent Director since April 2026. Mr. Buckman has served as the Chief Executive Officer and a director of Rhythmlink International, LLC, a privately-held medical equipment manufacturer, since April 2024. He previously served as President of North America for LivaNova PLC (Nasdaq: LIVN), a publicly-held global medical technology company, from May 2017 to March 2023, and as the Chief Executive Officer of Coventus Orthopaedics, Inc. from 2013 to 2016. Mr. Buckman also currently serves as a director for Ablative Solutions, Inc., Solana Company (formerly Helius Medical Technologies, Inc.) (Nasdaq: HSDT), MiroMatrix Medical, Inc. and NeuroOne Medical Technologies Corporation (Nasdaq: NMTC). Mr. Buckman received his Bachelor of Business Administration and his Master of Business Administration from Western Michigan University. We believe that Mr. Buckman’s extensive background in the healthcare industry, directorship and management experience qualifies him to serve on our Board.
Kevin Sidow has served as a member of our Board since October 2020. From February 2008 until his retirement in July 2017, Mr. Sidow was the President and Chief Executive Officer of Moximed, Inc., a medical device company focused on knee osteoarthritis. He currently serves on the board of directors of Carlsmed Inc. (Nasdaq: CARL) and several private companies in the healthcare industry, including Hip Innovation Technology, LLC, and Mantis Health Inc. Mr. Sidow received his Bachelor of Science in Accounting from West Virginia University. We believe Mr. Sidow’s extensive experience in the medical device industry and leadership positions qualifies him to serve on our Board.

Casey Tansey has served on our Board since October 2020. Since 2014, Mr. Tansey has served as the Managing Partner of USVP Management Company. Mr. Tansey has been a member of the board of directors of Inspire Medical Systems, Inc.(NYSE: INSP) since 2007 and of UCSF MTVP Investment Advisory since 2017. He has also served on the boards of several other medical technology and healthcare-related companies, including Cagent Vascular, HeartFlow, Inc., Highlife Medical, Inc., Luminopia, Inc., MicroTransponder, Inc., Neuros Medical, NeoChord, Inc., and ShiraTronics. Mr. Tansey received his Bachelor of Science in Business and his Master of Business Administration in Business from the College of Notre Dame. We believe Mr. Tansey’s significant investing experience and knowledge of our industry qualifies him to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF THE NAMED NOMINEES.

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PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2026, and is seeking ratification of such selection by our stockholders at the Annual Meeting. Deloitte has audited our financial statements for each of our fiscal years since the year ended December 31, 2023.
Although ratification of the Audit Committee’s appointment of Deloitte is not required, we value the opinions of our stockholders and believe that stockholder ratification is a good corporate governance practice. If this proposal does not receive the affirmative approval of a majority of the voting power of the votes cast (excluding abstentions and broker non-votes) at the Annual Meeting, the Audit Committee would reconsider the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2026. Notwithstanding its selection, and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year ending December 31, 2026 if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.
Representatives of Deloitte are expected to be in attendance online at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
The Audit Committee has considered the scope and fee arrangements for all services provided by Deloitte, taking into account whether the provision of non-audit-related services is compatible with maintaining Deloitte’s independence. The following table represents aggregate fees billed by Deloitte for the years ended December 31, 2025 and 2024.

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$1,451,000	$262,500
Audit–Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,451,000	$262,500
(1)“Audit Fees” consist of fees for professional services provided primarily in connection with the annual audit of our financial statements, quarterly reviews and services associated with SEC registration statements and other documents issued in connection with our initial public offering including comfort letters and consents.
Pre-Approval Policies and Procedures
The Audit Committee’s charter mandates that the Audit Committee or its delegate pre-approve all audit and non-audit services provided by its independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate additional pre-approval policies established by the Audit Committee or if such service falls within available exceptions under SEC rules. In accordance with its charter, the Audit Committee approved all of the audit services provided by Deloitte for the years ended December 31, 2025 and 2024, including the audit services provided by Deloitte following our initial public offering, and in each case, the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the Audit Committee.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in the following Report of the Audit Committee is not considered “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission (the “SEC”), and is not to be incorporated by reference into any filing of Shoulder Innovations, Inc. (“Shoulder Innovations” or “our”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available in the “Investors—Corporate Governance—Documents & Charters” section of our website at www.shoulderinnovations.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Shoulder Innovations’ audited financial statements as of and for the year ended December 31, 2025.
The Audit Committee has discussed with Deloitte & Touche LLP (“Deloitte”), Shoulder Innovations’ independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte their independence from the Company and its management. Finally, the Audit Committee discussed with Deloitte, with and without management present, the scope and results of Deloitte’s audit of such financial statements.
Based on these reviews and discussions, the Audit Committee has recommended to our Board of Directors that such audited financial statements be included in Shoulder Innovations’ Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
Audit Committee
Richard J. Buchholz, Chair
Paul Buckman
Kevin Sidow

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CORPORATE GOVERNANCE
Code of Ethics and Conduct
We have adopted a written Code of Ethics and Conduct that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions, and agents and representatives. The full text of our Code of Ethics and Conduct is available in the “Investors—Corporate Governance—Documents & Charters” section of our website at www.shoulderinnovations.com. Reference to our website does not constitute incorporation by reference of the information contained at or available through our website into this Proxy Statement.
The Audit Committee of our Board is responsible for overseeing our Code of Ethics and Conduct and any waivers applicable to any director, executive officer, or employee. We intend to disclose any future amendments to certain provisions of our Code of Ethics and Conduct, or waivers of such provisions applicable to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and agents and representatives, on our website identified above or in public filings.
Corporate Governance Guidelines
We endeavor to maintain sound corporate governance policies and practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted the Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to, among other things, Board and committee composition and selection, Board meetings, and succession planning. A copy of our Corporate Governance Guidelines is available in the “Investors—Corporate Governance—Documents & Charters” section of our website at www.shoulderinnovations.com.
Independence of the Board
As required under the New York Stock Exchange (“NYSE”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NYSE rules, as in effect from time to time.
Our Board has determined that each of the following continuing directors and director nominees qualify as “independent” directors in accordance with the rules of the NYSE: Paul Buckman, Michael Carusi, Casey Tansey, Kevin Sidow, Andrew Hykes and Richard J. Buchholz. Additionally, the Board has determined that Geoff Pardo, who served as a director from February 2023 to February 2026, was independent during his period of service as a director. Messrs. Ball and Ahearn are not considered independent by virtue of their position as our Chief Executive Officer and Chief Operating Officer, respectively. Under the NYSE rules, the definition of independence includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by the NYSE rules, our Board has made a subjective determination as to each independent director that no relationship exists that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no current family relationships among any of our directors or executive officers.

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As required under NYSE rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of our Board is comprised entirely of directors determined by the Board to be independent within the meaning of the NYSE and SEC rules and regulations applicable to the members of such committees.
Leadership Structure of the Board
Our Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer and to implement a lead independent director in accordance with its determination regarding which structure would be in the best interests of the Company. Mr. Ball currently serves as the Chief Executive Officer and Executive Chairman of the Board, and Mr. Buckman has served as our Lead Independent Director since April 2026. The Board believes that its current leadership structure is appropriate, as it allows the Chief Executive Officer to focus on managing the Company, while leveraging our Lead Independent Director’s experience to drive accountability at the Board level and carry out its roles and responsibilities on behalf of the Company’s stockholders, including its oversight of management and corporate governance matters. Our Lead Independent Director is responsible for coordinating the activities of the independent directors, including:
•presiding over all meetings of the Board at which the Chairman of the Board is not present, including any executive sessions;
•approving Board meeting schedules and agendas;
•acting as a liaison between the independent directors and the Chief Executive Officer and the Chairman of the Board;
•convening meetings of the independent directors as appropriate;
•being available for consultation and direct communication with stockholders as appropriate; and
•performing such other functions as the Board may delegate.
Our Board is committed to continuously reviewing its leadership structure and composition, along with its policies and practices, as our Company grows and evolves.
Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks regularly at management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the strategic risks facing the Company. Throughout the year, our management team reviews these strategic risks with the Board regularly at Board meetings as part of management presentations that focus on particular business functions, operations, or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing company-wide and information security risk assessment processes, our major financial risk exposures, regulatory compliance, and the steps our management has taken to monitor and control these risks and exposures. The Audit Committee then reviews these matters with the full Board as part of the Audit Committee’s regular reports to the Board. The Audit Committee also approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of

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our Corporate Governance Guidelines and risks related to environmental, social, and governance issues. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Cybersecurity Risk Oversight
The Company has invested resources in and is committed to maintaining a robust cybersecurity risk management program designed to identify, assess, and mitigate cybersecurity risks, including those related to data breaches, phishing, ransomware, insider threats, third-party relationships, software vulnerabilities, regulatory compliance, cloud security, artificial intelligence, and end-user computing. While everyone at the Company plays a part in managing these risks, our Board as a whole and our Audit Committee oversee and monitor our cybersecurity risks. Information relating to cybersecurity and information security is contained in the section entitled “Cybersecurity” in our Annual Report.
Board Committees
Our Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each committee has a written charter that satisfies the applicable rules and regulations of the SEC and NYSE rules, which are available in the “Investors—Corporate Governance—Documents & Charters” section of our website at www.shoulderinnovations.com.
Audit Committee
Our Audit Committee oversees the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualification and independence of the Company’s independent registered public accounting firm, and the performance of the Company’s internal audit function and independent registered public accounting firm. Among other matters, the Audit Committee’s responsibilities include:

•appointing, engaging, compensating, evaluating, terminating, retaining and overseeing the Company’s independent registered public accounting firm;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the annual and quarterly financial statements that we file with the SEC;
•reviewing our policies on risk assessment and risk management, including overseeing financial risks and information technology risks, including cybersecurity and data privacy risks;
•establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and confidential and anonymous submissions by employees of concerns regarding questionable accounting, internal accounting controls, fraud or auditing matters;
•providing a report of the Audit Committee for inclusion in the Company’s annual proxy statements;
•reviewing and approving related person transactions; and
•reviewing and granting, if appropriate, waivers from the Code of Ethics and Conduct.
Our Audit Committee is composed of Messrs. Buchholz, Buckman and Sidow, with Mr. Buchholz serving as the Chairman of the Audit Committee. Our Board has determined that Messrs. Buchholz, Buckman and Sidow are independent under the NYSE rules and Rule 10A-3(b)(1) of the Exchange Act, and that each of Messrs. Buchholz, Buckman and Sidow are financially literate and an “audit committee financial expert.”

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Compensation Committee
Our Compensation Committee oversees policies relating to the compensation and benefits of our executive officers and directors. Among other matters, the Compensation Committee’s responsibilities include:
•reviewing and approving the corporate goals and objectives for the compensation of our Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of such goals and objectives, and setting the Chief Executive Officer’s compensation;
•overseeing the evaluation of the Company’s executive officers (other than the Chief Executive Officer) and reviewing and setting, or making recommendations to the Board to set, the compensation of such executive officers;
•reviewing and approving any employment and severance agreements or arrangements for the Company’s executive officers;
•reviewing and making recommendations to the Board regarding director compensation;
•administering, reviewing, approving or making recommendations to the Board regarding the Company’s incentive compensation and equity-based plans and arrangements;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure and a report of the Compensation Committee for inclusion in the Company’s annual proxy statements, if and to the extent then required by SEC rules;
•appointing and overseeing any compensation consultants; and
•administering and overseeing the Company’s Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”).
Our Compensation Committee is composed of Messrs. Hykes, Sidow, and Tansey, with Mr. Sidow serving as the Chairman of the Compensation Committee. Our Board has determined that all members are non-employee directors, are independent under and meet all requirements imposed under the rules of the NYSE and SEC.
The Compensation Committee has retained FW Cook, an independent executive compensation consulting firm, to advise the committee on executive and non-employee director compensation levels and design, including our peer group, our incentive compensation plans, our compensation-related disclosures, and other material compensation decisions. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, FW Cook addressed each of the six independence factors established by the SEC with the Compensation Committee. Each of the responses affirmed the independence of FW Cook on executive compensation matters. Based on this assessment, the Compensation Committee determined that the engagement of FW Cook does not raise any conflicts of interest or similar concerns. In addition, the Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, based on the same independence factors and concluded their service does not raise any conflicts of interest.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee oversees the identification of individuals qualified to serve on the Board and the development and recommendation to the Board of corporate governance policies and practices. Among other matters, the Nominating and Corporate Governance Committee’s responsibilities include:
•identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board, and ensuring that the Board has the requisite expertise;
•reviewing and recommending to the Board changes to the Board’s committee structure and individuals qualified to serve on each of the Board’s committees;
•reviewing and assessing the appropriateness of the Company’s Board leadership structure;

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•reviewing and assessing the adequacy of the Company’s Corporate Governance Guidelines and recommending any changes to the Board;
•overseeing the annual self-assessments of the Board and its committees;
•making recommendations to the Board regarding governance matters; and
•reviewing and overseeing the Company’s strategy, initiatives, policies and risks concerning environmental and social matters.
Our Nominating and Corporate Governance Committee is composed of Messrs. Buckman, Buchholz and Tansey, with Mr. Buckman serving as Chairman of the Nominating and Corporate Governance Committee. Our Board has determined that all members are independent under the rules of the NYSE.
Our Nominating and Corporate Governance Committee, in recommending director candidates for election to the Board, and the Board, in nominating director candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments as set out in our Corporate Governance Guidelines. In evaluating director candidates, the Nominating and Corporate Governance Committee may consider, among other things, a candidate’s: (i) experience in corporate management; (ii) experience as a Board member of other companies; (iii) professional and academic experience relevant to the Company’s industry; (iv) leadership skills and any potential conflicts of interest; (v) experience in finance and accounting and/or executive compensation practices; (vi) capacity and ability to dedicate the time required for the preparation, participation and attendance at Board meetings and meetings of the Board’s committees, if applicable; and (vii) ability to contribute to the mix of experience, backgrounds, qualifications and skills of the Board. Our Nominating and Corporate Governance Committee and the Board may also consider such other factors as it may deem, from time to time, are in the best interests of our Company and our stockholders. Our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, we have no formal policy regarding board diversity.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices, located at 1535 Steele Avenue SW, Suite B, Grand Rapids, Michigan 49507, not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not more than 120 days prior to such annual meeting and not later than 90 days prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the Company. The notice must contain the information required by our Bylaws, and any stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act, to the extent applicable. Any stockholder wishing to make a nomination for director should review a copy of our Bylaws, as amended and restated to-date, which is available, without charge, from our Corporate Secretary at Shoulder Innovations, Inc., 1535 Steele Avenue SW, Suite B, Grand Rapids, Michigan 49507.
Meetings of the Board, Board and Committee Member Attendance, and Annual Meeting Attendance
Our Board met eleven times during 2025. The Audit Committee met four times. The Compensation Committee met four times. The Nominating and Corporate Governance Committee met four times. During 2025, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he served, in each case, to the extent appointed as a Board member at the relevant time of each meeting.
This is our first annual meeting of stockholders as a public company. While we encourage all of our directors and nominees for director to attend our annual meeting of stockholders, attendance is not mandatory.

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Stockholder Communications with the Board
Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of our Corporate Secretary of the Company at Shoulder Innovations, Inc., 1535 Steele Avenue SW, Suite B, Grand Rapids, Michigan 49507, who will forward the communication to our Board.
Clawback Policy
In July 2025, we adopted the Clawback Policy, which applies to our current and former executive officers (as defined in Rule 10D-1(d) of the Exchange Act). Our Clawback Policy provides that if the Company is required to prepare an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements (i) that is material to the previously issued financial statements, or (ii) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, then the Company shall recover the portion of any incentive-based compensation that was erroneously awarded unless the Compensation Committee has determined that such recovery would be impractical. Under the terms of our Clawback Policy, incentive-based compensation includes any compensation that is granted, earned, or vested based wholly or in part upon the attainment of one or more financial reporting measures and received by a person: (i) after such person beginning service as an executive officer; (ii) who served as an executive officer at any time during the performance period for that compensation; (iii) while the Company has a class of securities listed on a national securities exchange or association; and (iv) during the applicable three-year period. A copy of our Clawback Policy is filed as Exhibit 97.1 to our Annual Report.
Insider Trading Policy
We have adopted an Insider Trading Compliance Policy (the “Insider Trading Policy”), which governs the purchase, sale, and/or other dispositions of our securities by directors, officers, and employees of the Company. Our Insider Trading Policy is designed to promote compliance with insider trading laws by informing, educating and creating reasonable processes to prevent the Company and its directors, officers, and employees from insider trading violations and the appearance of any related improper conduct. The Insider Trading Policy also prohibits the trading of the Company’s securities on the basis of material nonpublic information, establishes quarterly blackout periods when directors, officers, and employees of the Company are prohibited from trading in our securities, and requires legal compliance for any insider trading plans intended to rely on the affirmative defense against insider trading liability in accordance with Rule 10b5-1 under the Exchange Act. Additionally, the Insider Trading Policy specifically prohibits (i) short sales, (ii) engaging in transactions in puts, calls or other derivative securities involving the Company’s equity securities, (iii) hedging transactions, (iv) pledging securities, and (v) purchasing securities on margin or placing Company securities in a margin account. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report.
Equity Award Timing Policies and Practices
Our Compensation Committee has not established policies and practices regarding the timing of stock option grants in relation to the release of material nonpublic information and does not take material nonpublic information into account when determining the timing and terms of stock option awards to executive officers. We do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The annual grants of stock options are generally based on a predetermined schedule in January of each year as part of the Company’s annual compensation process. Grants of stock options may occur at other times during the year due to business needs, such as for newly hired employees or officers or newly appointed directors. The Board and Compensation Committee does not anticipate the

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timing of disclosure of material nonpublic information when determining the timing and terms of such awards. The exercise price of stock options are based on the closing price of the underlying common stock on the grant date, subject to the applicable rules for nonqualified stock options and incentive stock options under the 2025 Incentive Award Plan (the “2025 Plan”).
There were no grants of stock options to our named executive officers within four business days before or one business day after the release of material nonpublic information on Forms 8-K, 10-Q, or 10-K in the year ended December 31, 2025. As such, no table of such stock option grants is presented under Item 402(x) of Regulation S-K.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than compensation arrangements for our executive officers and directors (see “Executive Compensation” and “Director Compensation” for a discussion of compensation arrangements for our named executive officers and directors), the following includes a summary of transactions since January 1, 2024 and any currently proposed transactions to which we have been or are to be a party in which:
•the amounts involved exceeded or will exceed $120,000 or one percent of the average of the Company’s total assets; and
•any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.
Series E Convertible Preferred Stock Financing
In March 2025, we entered into a Series E convertible preferred stock purchase agreement, pursuant to which we agreed to issue and sell to investors in a private placement an aggregate of up to 3,080,415 shares of our Series E convertible preferred stock at a purchase price of $13.03 per share, for aggregate consideration of up to approximately $40.1 million. The Series E convertible preferred stock was issued and sold in two tranches. The first tranche of 1,543,772 shares of Series E convertible preferred stock, representing aggregate consideration of approximately $20.1 million, closed in March 2025. On June 20, 2025, we closed the second tranche of 1,536,643 shares of Series E convertible preferred stock, representing aggregate consideration of approximately $20.0 million.
The following table sets forth details regarding the aggregate purchase price paid and the aggregate number of shares of Series E convertible preferred stock purchased by our directors, executive officers and beneficial owners of more than 5% of our capital stock, and any member of the immediate family of any of the foregoing persons. Each share of our Series E convertible preferred stock identified in the following table converted into 0.52410901 shares of common stock immediately prior to the completion of our initial public offering.

	Initial Tranche		Second Tranche
Participants	Shares of Series E Convertible Preferred Stock	Aggregate Purchase Price ($)	Shares of Series E Convertible Preferred Stock	Aggregate Purchase Price ($)
Coöperatieve Gilde Healthcare V U.A.	268,663	3,499,999	268,663	3,499,999
Entities affiliated with U.S. Venture Partners	537,325	6,999,999	537,325	6,999,999
Robert Ball	4,386	57,143	3,289	42,857
The David Lawrence Blue Living Trust	1,096	14,286	822	10,714
__________________
Agreements with Executive Officers, Directors and Certain Stockholders
Fourth Amended and Restated Investor Rights Agreement
We entered into a Fourth Amended and Restated Investors’ Rights Agreement (the “Investor Rights Agreement”) on March 6, 2025 with the holders of our preferred stock, including Messrs. Ahearn, Ball, Blue, Buckman and Sidow, Coöperatieve Gilde Healthcare V U.A., entities affiliated with U.S. Venture Partners, and entities affiliated with Lightstone Ventures. The agreement provides, among other things, for certain rights relating to the registration of such holders’ common stock, including shares issuable upon conversion of preferred stock. Certain investor rights contained in the Investor Rights Agreement terminated upon the consummation of our initial public offering.

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Fourth Amended and Restated Voting Agreement
We entered into a Fourth Amended and Restated Voting Agreement (the “Voting Agreement”) on March 6, 2025, with the holders of our preferred stock, including Coöperatieve Gilde Healthcare V U.A., entities affiliated with U.S. Venture Partners, entities affiliated with Lightstone Ventures, and Messrs. Ahearn, Ball, Blue, Buckman, Points, and Sidow. Pursuant to the Voting Agreement, the signatories thereto agreed to vote their respective shares to elect (i) one person designated by Cultivate MD Capital Fund II, LP as the Series Seed/A/B director, which is currently Matthew Ahearn, (ii) one person designated by each of U.S. Venture Partners XII, L.P. and Lightstone Ventures II, L.P. as the Series C directors, which are currently Casey Tansey and Michael Carusi, respectively, (iii) one person designated by Coöperatieve Gilde Healthcare V U.A. and its affiliates as the Series D director, and (iv) two joint directors and the CEO director, which are currently Paul Buckman, Kevin Sidow and Robert Ball, respectively. The Voting Agreement terminated upon the completion of our initial public offering and none of our stockholders have any continuing voting rights, including special rights regarding the election or designation of members of our Board. Members previously elected to our Board pursuant to this agreement will continue to serve as directors until they resign, are removed, or their successors are duly elected by the holders of our common stock.
Fourth Right of First Refusal and Co-Sale Agreement
We entered into a Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement on March 6, 2025 with certain holders of our preferred stock, including Coöperatieve Gilde Healthcare V U.A., entities affiliated with U.S. Venture Partners, entities affiliated with Lightstone Ventures, and Messrs. Ahearn, Ball, Blue, Buckman, Points, and Sidow. This agreement provides for rights of first refusal and co-sale relating to the shares of our common stock held by the parties to the agreement. The agreement terminated upon the completion of our initial public offering.
Consulting Arrangement with Genesis Innovation
On April 30, 2015, we entered into a consulting agreement (the “Genesis Consulting Agreement”) with Genesis Innovation pursuant to which Genesis Innovation agreed to provide consulting services for concept development, intellectual property creation, surgeon relationship management and large-scale project management. Any such services to be provided are set out and delivered pursuant to specified work plans at the agreed-upon hourly chargeable rate then in effect. The Genesis Consulting Agreement was subsequently amended to increase the hourly chargeable rate on January 1, 2022 and January 1, 2025. Either party may terminate the Genesis Consulting Agreement upon 60 days written notice, and the agreement terminated on December 31, 2025. Robert Ball, our Chief Executive Officer and Executive Chairman, is a co-founder and director of Genesis Innovation. For the years ended December 31, 2025 and 2024, we paid Genesis Innovation $4.8 million and $3.6 million pursuant to the Genesis Consulting Agreement.
Software License Agreement with Genesis Software Innovations
On October 22, 2020, we entered into a software license agreement (the “License Agreement”) with Genesis Software, which was amended and restated on January 1, 2023 and June 10, 2025. Robert Ball, our Chief Executive Officer and Executive Chairman, is a co-founder and director of Genesis Software. Both Mr. Ball and Mr. Ahearn, our Chief Operating Officer and a member of our Board, are directors of Genesis Investment Holdings, which has an ownership interest in Genesis Software and is an entity affiliated with cultivate(MD). For the years ended December 31, 2025 and 2024, we paid Genesis Software $3.6 million and $3.1 million pursuant to the License Agreement.
Supply Agreement with RMD
On June 3, 2024, we entered into a new supply agreement (the “RMD Supply Agreement”) with Revelation Medical Devices (“RMD”), pursuant to which RMD manufactures the surgical instruments used during procedures involving our implant systems. Robert Ball, our Chief Executive Officer and Executive Chairman, was an investor in RMD until the end of the first fiscal quarter of the year ended December 31, 2024. For the year ended December 31, 2024, we paid RMD $0.9 million pursuant to the RMD Supply Agreement.

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Directed Share Program
At our request, the underwriters of our underwritten initial public offering reserved for sale, at the initial public offering price, up to approximately 300,000 shares of our common stock for certain of our directors, officers and employees and others as part of a directed share program (the “Directed Share Program”). The Directed Share Program did not limit the ability of our directors, officers or holders of more than 5% of our common stock, to purchase more than $120,000 in value of our common stock. Among the participants in the Directed Share Program was Casey Tansey, who purchased 40,000 shares of our common stock for an aggregate purchase price of $600,000, Richard Buchholz, who purchased 5,000 shares of our common stock for an aggregate purchase price of $75,000, and an immediate family member of Jeffrey Points, who purchased 50 shares of our common stock for an aggregate purchase price of $750.
Director and Officer Indemnification Agreements and Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have also obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.
Related Person Transactions Policy
Our Board has adopted the Related Person Transaction Policy and Procedures (the “Related Person Transaction Policy”) setting forth the policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is defined as an existing or proposed transaction, arrangement or relationship (or any series of similar existing or proposed transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant, the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest; provided that, if the Company qualifies as a “smaller reporting company” pursuant to the rules of the SEC, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at fiscal year-end for the last two completed fiscal years, and in which any related person had, has or will have a direct or indirect material interest. A “related person” is defined as (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; and (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the same household of such director, executive officer, nominee or more than 5% beneficial owner.
The Company’s finance team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions. In addition, any potential related person transaction that is proposed to be entered into by the Company must be reported to the Company’s Chief Financial Officer (or his designee) by both the related person and the person at the Company responsible for such potential related person transaction. If the Company’s finance team determines that a transaction or relationship is a related person transaction, then the Chief Financial Officer (or his designee) shall present to the Audit Committee each such related person transaction, including all relevant known facts and circumstances relating thereto. The Audit Committee shall review the relevant known facts and circumstances of each related person transaction, including whether the transaction is on terms comparable

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to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction is inconsistent with the interests of the Company and its stockholders, and the extent of the related person’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of the Company’s organizational documents and Code of Ethics and Conduct, and either approve or disapprove the related person transaction.

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DIRECTOR COMPENSATION
Non-Employee Director Compensation Program
Prior to the consummation of our initial public offering, we did not have a formal policy to provide any cash or equity compensation to our non-employee directors for their service on our Board or the committees of the Board. In connection with our initial public offering, we adopted, and our stockholders approved, a Non-Employee Director Compensation Program (the “Director Compensation Program”), which became effective upon the closing of our initial public offering. The Director Compensation Program is intended to attract and retain non-employee directors and align the interests of our Board and stockholders. The Director Compensation Program consists of cash and equity compensation payable to directors who are not an employee of the Company or any of its parents or subsidiaries (each, an “Eligible Director”). The material terms of the Director Compensation Program are described below.
The Director Compensation Program consists of the following components:
Cash Compensation

Cash Compensation	Amount
Annual Retainer:	$45,000
Annual Committee Chair Retainer:
Audit:	$20,000
Compensation:	$15,000
Nominating and Corporate Governance:	$10,000
Annual Committee Member (Non-Chair) Retainer:
Audit:	$10,000
Compensation:	$7,500
Nominating and Corporate Governance:	$5,000
Lead Independent Director:	$35,000
Non-Executive Chair:	$40,000

The annual cash compensation is paid in quarterly installments and in arrears, subject to the director’s continued service through the applicable payment date. Annual cash compensation is pro-rated for any partial calendar quarter of service.
Equity Compensation
•Initial Awards: An Eligible Director who was serving on the Board as of the effective date of the Director Compensation Program was granted a RSU award with a value of $115,000, with the number of RSUs subject to the award determined by dividing $115,000 by the price per share to the public of the Company’s common stock as determined on the pricing date of the Company’s initial public offering (the “Initial Award”). Each Initial Award shall vest in full on the earlier of (i) the one-year anniversary of the effective date of the Director Compensation Program, and (ii) the date of the Annual Meeting, subject to the Eligible Director’s continued service through the applicable vesting date.
•Annual Awards: An Eligible Director who is serving on the Board as of the date of the Company’s annual meeting of stockholders in each calendar year beginning in the year ending December 31, 2026 shall be granted a RSU award with a value of $115,000, with the number of RSUs subject to the award determined by dividing $115,000 by the closing price for the Company’s common stock on the date of the applicable grant (the “Annual Award”). Each Annual Award shall be granted on the applicable annual meeting of stockholders date, and shall vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date, and (ii) the date of the next annual meeting of stockholders following the grant date, subject to the Eligible Director's continued service through the applicable vesting date.
In addition, each equity award granted to an Eligible Director under the Director Compensation Program will vest in full immediately prior to the occurrence of a “change in control” (as defined in the 2025 Plan).

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Compensation under the Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2025 Plan, which is $500,000 (increased to $1,000,000 during a non-employee director’s initial calendar year of service as a non-employee director or any calendar year during which a non-employee director serves as Chair of the Board or Lead Independent Director).
Director Compensation
During the year ended December 31, 2025, our non-employee directors were Messrs. Buchholz, Buckman, Carusi, Pardo, Sidow and Tansey. Messrs. Ball and Ahearn, our Chief Executive Officer and Chief Operating Officer, respectively, are named executive officers and did not receive any compensation for their service as a director in the year ended December 31, 2025, and their respective compensation is disclosed in the Summary Compensation Table for 2025 and 2024.
Director Compensation Table for 2025
The following table contains information concerning the compensation of our non-employee directors for the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Richard J. Buchholz(4)	27,083	114,990	—	142,073
Paul Buckman(5)	45,000	114,990	43,538	203,528
Michael Carusi(6)	18,750	114,990	—	133,740
Geoff Pardo(7)	26,042	114,990	—	141,032
Kevin Sidow	49,167	114,990	51,836	215,993
Casey Tansey	23,958	114,990	—	138,948

(1)The amounts in this column represent the value of the annual cash compensation earned by our non-employee directors. The cash retainers for the fourth quarter of 2025 were paid in February 2026.
(2)The amounts in this column represent the grant date fair value of RSUs granted to each director in 2025 under the 2025 Plan in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. The grant date fair value of the RSUs is calculated as of the closing price of our common stock as quoted on the New York Stock Exchange on the grant date multiplied by the number of shares subject to the award. We do not pay fractional shares.
(3)The amounts in this column represent the aggregate grant date fair value of the stock options granted to certain of our non-employee directors during the year ended December 31, 2025, prior to the consummation of our initial public offering and the effective date of our Director Compensation Program, as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 2 to our financial statements included in our Annual Report. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our directors from the stock options.
(4)Mr. Buchholz was appointed to our Board effective July 30, 2025.
(5)Mr. Buckman was appointed as Lead Independent Director effective April 7, 2026.
(6)On March 6, 2026, Mr. Carusi notified the Company of his intention not to stand for re-election at the Annual Meeting upon the conclusion of his current term.
(7)Mr. Pardo resigned from the Board effective February 26, 2026.
The table below shows the aggregate numbers of stock option awards (exercisable and unexercisable) and unvested RSU awards held as of December 31, 2025 by each non-employee director who was serving as of December 31, 2025.

Name	Stock Option Awards	RSUs
Richard J. Buchholz	—	7,666
Paul Buckman	15,212	7,666
Michael Carusi	—	7,666
Geoff Pardo	—	7,666
Kevin Sidow	18,111	7,666
Casey Tansey	—	7,666

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EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers, including their ages as of the Record Date:

Name	Age	Position(s)
Robert Ball	53	Chief Executive Officer and Executive Chairman
Jeffrey Points	49	Chief Financial Officer
Matthew Ahearn	57	Chief Operating Officer and Director
David L. Blue	65	Chief Customer Experience Officer

The biographical information of Messrs. Ball and Ahearn is included above under “Proposal No. 1 Election of Class I Directors.”
Jeffrey Points has served as our Chief Financial Officer since September 2023. Prior to joining the Company, Mr. Points held several positions of increasing responsibility at Cardiovascular Systems, Inc. (Nasdaq: CSII), a medical device company that developed solutions for treating peripheral and coronary artery disease, from July 2007 to April 2023, including most recently as Chief Financial Officer from February 2018 to April 2023. Mr. Points received his Master of Business Administration from the University of St. Thomas and his Bachelor of Arts in Business focusing on Finance and Accounting from Bethel University.
David L. Blue has served as our Chief Customer Experience Officer since October 2023 and previously served as our Chief Commercial Officer from May 2017 to October 2023. From May 2017 to October 2021, Mr. Blue served as Director, VP, Sales & Marketing at Genesis Innovation and as Chief Commercial Officer at Conventus Orthopedics from July 2013 to May 2017. Since January 2018, Mr. Blue has also been a member of the board of directors of cultivate(MD) Capital Funds and currently serves as a director of cultivate(MD) Holdings, LLC. Mr. Blue received his Bachelor of Arts in Business Administration and Marketing from Augustana University.

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EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table for 2025 and 2024” below. In 2025, our “named executive officers” and their positions were as follows:
•Robert Ball, our Chief Executive Officer;
•Jeffrey Points, our Chief Financial Officer; and
•David L. Blue, our Chief Customer Experience Officer.
As an “emerging growth company” and a “smaller reporting company,” we are not required to include a Compensation Discussion and Analysis section in this Proxy Statement and we have elected to comply with the scaled disclosure requirements applicable to emerging growth companies and smaller reporting companies.
Summary Compensation Table for 2025 and 2024
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2025 and 2024:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert Ball Chief Executive Officer	2025	467,944	—	494,126	224,613	15,800	1,202,483
	2024	449,613	—	—	164,701	13,800	628,114
Jeffrey Points Chief Financial Officer	2025	378,144	50,000	98,825	181,509	11,338	719,816
	2024	363,440	—	—	134,912	9,460	507,812
David L. Blue Chief Customer Experience Officer	2025	364,455	—	148,238	247,101	18,977	778,771
	2024	349,939	—	—	133,533	13,800	497,272
(1)The amount in this column represents a discretionary bonus paid to Mr. Points.
(2)The amounts in this column represent the grant date fair value of stock option awards granted during the year ended December 31, 2025 as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 2 to our financial statements included in our Annual Report. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our named executive officers from the stock options.
(3)The amounts in this column reflect actual cash bonuses earned for the 2025 performance year, based on the achievement of goals under our bonus program for 2025.
(4)The amounts in this column include the following amounts paid for 401(k) matching contributions, cell phone allowance and healthcare and other benefits for each of our named executive officers in the year ended December 31, 2025.

Name and Principal Position	401(k) Matching Contributions ($)	Cell Phone Allowance ($)	Healthcare and Other Benefits ($)	Total ($)
Robert Ball Chief Executive Officer	14,000	1,800	—	15,800
Jeffrey Points Chief Financial Officer	9,538	1,800	—	11,338
David L. Blue Chief Customer Experience Officer	14,000	1,800	3,177	18,977

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Narrative to Summary Compensation Table
2025 Salaries
The named executive officers each receive a base salary to compensate them for services rendered to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
For the year ended December 31, 2025, Messrs. Ball, Points and Blue had annual salaries of $467,944, $378,144 and $364,455, respectively. Their salaries for the year ending December 31, 2026 are $675,000, $470,000 and $400,000, respectively.
2025 Option Awards
We have historically used stock options as the primary incentive for long-term compensation to our employees, including our named executive officers, because our employees are only able to profit such awards if our stock price increases relative to the stock option’s exercise price, which generally is set at or above the fair market value of our common stock as of the applicable grant date.
In April 2025, our Board, with participation by every independent member of our Board, granted each of Messrs. Ball, Points and Blue a stock option award to purchase an aggregate of 172,650, 34,530 and 51,795 shares of our common stock, respectively (the “2025 Option Awards”). The 2025 Option Awards vest at a rate of 1/4th of the total number of shares underlying each stock option on April 1, 2026, and thereafter in 12 equal increments on the last date of each fiscal quarter beginning on June 30, 2026, subject to the named executive officer’s continued employment through the applicable vesting date.
2025 Non-Equity Incentive Plan Compensation
For the year ended December 31, 2025, our named executive officers were eligible to earn a cash incentive bonus based on our achievement of pre-determined revenue, Adjusted EBITDA and personal goals (the “2025 Bonus Plan”). Pursuant to the 2025 Bonus Plan, the revenue and Adjusted EBITDA performance goals and personal goals were weighted as 60%, 20% and 20% of each named executive officer’s quarterly bonus opportunity, respectively. For the year ended December 31, 2025, the target bonuses for Messrs. Ball, Points and Blue were 50% of each named executive officer’s respective base salary, and the named executive officers were eligible to receive up to 200% of the executive’s target bonus opportunity upon achievement of maximum financial goals.
2025 Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding stock option awards for each named executive officer as of December 31, 2025.

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			Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert Ball	12/16/2020(1)	—	183,438	—	$2.0988	12/16/2030
Chief Executive Officer	7/12/2024(2)	5/17/2023	212,967	116,789	$2.4804	5/17/2033
	4/23/2025(3)	4/1/2026	—	172,650	$2.8620	4/23/2035
Jeffrey Points	7/12/2024(4)	9/25/2023	8,842	46,426	$2.4804	11/16/2033
Chief Financial Officer	4/23/2025(3)	4/1/2026	—	34,530	$2.8620	4/23/2035
David L. Blue	7/13/2017(1)	12/31/2017	10,620	—	$0.9349	07/13/2027
Chief Customer Experience Officer	10/23/2017(1)	12/31/2017	2,619	—	$0.9349	10/23/2027
	1/11/2018(1)	5/01/2018	37,616	—	$0.9349	1/11/2028
	2/11/2020(1)	2/11/2020	1,648	—	$1.0303	2/11/2030
	7/12/2024(5)	4/19/2023	2,919	9,352	$2.4804	5/9/2033
	4/23/2025(3)	4/1/2026	—	51,795	$2.8620	4/23/2035

(1)This stock option was fully vested and exercisable as of December 31, 2025. The stock options for Mr. Blue are held by the David Blue Living Trust.
(2)This stock option vested as to 1/4th of the total number of shares underlying the stock option on May 17, 2024, and the remaining number of shares vesting in 36 equal increments on the last day of each month thereafter. The grant date set forth in the table above reflects the date on which the stock option was repriced; the stock option originally was granted to Mr. Ball on May 17, 2023.
(3)This stock option vested as to 1/4th of the total number of shares underlying the stock option on April 1, 2026, and the remaining number of shares vesting in 12 equal increments on the last day of fiscal quarter beginning on June 30, 2026.
(4)This stock option vests in 31 equal increments on the last day of each calendar month beginning on March 31, 2025. The grant date set forth in the table above reflects the date on which the stock option was repriced; the stock option originally was granted to Mr. Points on November 16, 2023.
(5)This stock option vested as to 1/4th of the total number of shares underlying the stock option on April 19, 2024, and the remaining number of shares vesting in 12 equal increments on the last day of each month thereafter. The grant date set forth in the table above reflects the date on which the stock option was repriced; the stock option originally was granted to Mr. Blue on May 9, 2023.
Executive Compensation Arrangements
Employment Arrangements
The following is a description of the employment agreements that were in effect in 2025 with each of our named executive officers.
Each of the agreements is an “at will” employment agreement, pursuant to which Messrs. Ball, Points and Blue are entitled to receive a base salary, which was originally $400,000, $360,000 and $300,000, respectively, at the time such agreements were entered into. Each of the employment agreements also provided for an annual performance bonus of up to 50% of base salary at the time such agreements were entered into. This annual performance bonus was payable on a quarterly basis and was based on both individual and Company performance, as determined by our Board, and subject to the applicable executive’s continued employment through the payment date. Each employment agreement also provided the executive the ability to participate in our standard employee benefit plans.
If the employment of any executive is terminated by us without “cause” or by the executive for “good reason” (each, as defined in the applicable employment agreement), he will be entitled to receive (i) continued payments of base salary for 12 months following the date of termination and (ii) reimbursement for the cost of COBRA premiums for up to 12 months. These severance payments and benefits are subject to the executive’s timely execution and non-revocation of a release of claims in our favor.
Each employment agreement includes a non-disclosure of confidential information provision, which applies indefinitely. The employment agreements for Messrs. Ball and Blue also include a non-competition provision and an employee and customer non-solicitation provision, both of which apply during employment and for either twelve months thereafter, in the event of a termination by us for “cause” or by the executive without

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“good reason,” or six months thereafter, in the event of a termination by us without “cause” or by the executive for “good reason.” The employment agreement for Mr. Points includes an employee and customer non-solicitation provision, which applies during employment and for twelve months thereafter.
Further, the employment agreement with Mr. Points provides that in the event any “parachute payments” (within the meaning of Section 280G of the Code) become payable to Mr. Points that are subject to excise taxes under Section 4999 of the Code, we will provide Mr. Points with an additional amount sufficient to cover any such taxes up to $500,000.
Acceleration Policy
We maintain a policy that provides stock options granted under our Amended and Restated Stock Option Plan (the “Stock Option Plan”), which was superseded by the 2025 Plan, will become fully vested and exercisable if the optionholder’s employment is terminated by us without “cause” or by the optionholder for “good reason,” in either case, within the period starting three months prior to, and ending 12 months after, a “change in control” (each, as defined in the policy). Pursuant to our Director Compensation Program, an eligible non-employee director's equity awards will vest in full immediately prior to a change of control (as defined in the Non-Employee Director Compensation Policy).

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EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of December 31, 2025, with respect to all of our equity compensation plans in effect on that date:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity Compensation Plans Approved by Securityholders(2)	1,496,740(3)	$2.46	2,697,116(4)
Equity Compensation Plans Not Approved by Securityholders	—	—	—
Total	1,496,740	$2.46	2,697,116

(1)The weighted average exercise price represents the weighted average exercise price of outstanding stock options. The weighted average exercise price does not take into account shares issuable upon vesting of outstanding RSUs, which have no exercise price.
(2)Consists of the 2025 Plan, the Stock Option Plan, and the 2025 Employee Stock Purchase Plan (the “ESPP”).
(3)Includes (i) 45,996 shares subject to outstanding awards granted under the 2025 Plan, which were subject to outstanding RSU awards; and (ii) 1,450,744 shares subject to outstanding awards granted under the Stock Option Plan. Excludes outstanding rights to purchase shares under our ESPP.
(4)As of December 31, 2025, there were 2,447,743 shares of common stock available for issuance under the 2025 Plan. The number of shares reserved for issuance under the 2025 Plan increased automatically by 1,030,256 shares on January 1, 2026, and will increase automatically on the first day of January of each calendar year beginning in 2026 and ending in 2035 equal to the lesser of (i) five percent of the aggregate number of shares of our common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as may be determined by our Board; provided, however, that no more than 100,000,000 shares of stock may be issued upon the exercise of incentive stock options. As of December 31, 2025, there were no shares of common stock available for issuance under the Stock Option Plan. As of December 31, 2025, there were 249,373 shares of common stock available for issuance under the ESPP. The number of shares reserved for issuance under the ESPP increased automatically by 206,051 shares on January 1, 2026, and will increase automatically on the first day of January of each calendar year beginning in 2026 and ending in 2035 equal to the lesser of (i) one percent of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as may be determined by our Board; provided, however, no more than 100,000,000 shares of stock may be available for issuance under the ESPP.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of the Record Date, information regarding beneficial ownership of our common stock by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each of our named executive officers;
•each of our current directors, and nominees for directors; and
•all of our current executive officers and directors as a group.
The number of shares beneficially owned by each stockholder is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power.
The percentage ownership is based on 20,727,949 shares of common stock outstanding as of the Record Date. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to stock options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of the Record Date, or issuable pursuant to RSUs, which are subject to vesting and settlement conditions expected to occur within 60 days of the Record Date, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other individual or entity. Unless otherwise indicated, the individual or entity identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Unless otherwise noted below, the address for each beneficial owner listed in the table below is c/o Shoulder Innovations, Inc., 1535 Steele Avenue SW, Suite B, Grand Rapids, MI 49507.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% and Greater Stockholders
Entities affiliated with U.S. Venture Partners(1)	2,693,121	13.0%
Coöperatieve Gilde Healthcare V U.A.(2)	2,380,482	11.5%
Entities affiliated with Lightstone Ventures(3)	1,885,136	9.1%
Entities affiliated with FMR LLC(4)	3,848,791	18.6%
Named Executive Officers and Directors:
Robert Ball(5)	751,873	3.5%
Jeffrey Points(6)	86,100	*%
David L. Blue(7)	285,003	1.4%
Matthew Ahearn(8)	292,188	1.4%
Richard J. Buchholz(9)	13,666	*%
Paul Buckman(10)	63,649	*%
Michael Carusi(11)	1,892,802	9.1%
Andrew Hykes	—	*%
Kevin Sidow(12)	73,512	*%
Casey Tansey(13)	2,740,787	13.2%
All current directors and executive officers as a group (10 persons)(14)	6,199,580	29.0%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)Based on Schedule 13G filed with the SEC on November 14, 2025 by U.S. Venture Partners XII, L.P. (“USVP XII”), Presidio Management Group XII, L.L.C. (“PMG XII”), and Casey M. Tansey. Consists of (i) 1,686,403 shares of common stock held

2026 Proxy Statement	31

directly by USVP XII, (ii) 85,587 shares of common stock held directly by U.S. Venture Partners XII-A, L.P. (“USVP XII-A”, and together with USVP XII, the “USVP XII Funds”) and (iii) 921,131 shares of common stock held directly by U.S. Venture Partners Select Fund I, L.P. (“USVP SFI”), on its own behalf and as nominee for U.S. Venture Partners Select Fund I-A, L.P. (“USVP SFI-A”). PMG XII is the general partner of each of USVP XII and USVP XII-A and may be deemed to have sole voting and dispositive power over the reported securities held by the USVP XII Funds. PMG SFI is the general partner of USVP SFI and USVP SFI-A. Dr. Jonathan Root, Steven Krausz, Richard Lewis and Dafina Toncheva are the managing members of PMG XII, who may be deemed to share voting and dispositive power over the shares held by the USVP XII Funds. In addition, Casey Tansey, a member of our Board, is the managing partner of PMG XII and may be deemed to share voting and dispositive power over the reported securities held by the USVP XII Funds. Each such persons and entities disclaim beneficial ownership of the reported securities held by the USVP XII Funds, except to the extent of any pecuniary interest therein. The address for each of these entities is 1460 El Camino Real, Suite 100, Menlo Park, California 94025.
(2)Based on information provided to the Company and the Schedule 13D filed with the SEC on August 5, 2025 filed by Gilde Healthcare Holding B.V., Gilde Healthcare V Management B.V. (“GHCVM”), and Cooperatieve Gilde Healthcare V U.A. (“Gilde Healthcare”), the managing directors of GHH: Manapouri B.V. (of which Edwin de Graaf is the owner and managing director) and Martemanshurk B.V. (of which Pieter van der Meer is the owner and managing director). Gilde Healthcare is the record holder of an aggregate of 2,380,482 shares of common stock. GHCVM is the managing director of Gilde Healthcare and has sole voting and dispositive power with respect to the shares held by Gilde Healthcare. GHCVM is managed by Edwin de Graaf and Pieter van der Meer, who share voting and dispositive power with respect to the shares held by Gilde Healthcare. Each of Mr. de Graaf and Mr. van der Meer disclaims beneficial ownership of such holdings, except to the extent of their pecuniary interest in the shares. The address of Coöperatieve Gilde Healthcare V U.A. is Stadsplateau 36 3521 AZ Utrecht, The Netherlands, c/o Gilde Healthcare Partner.
(3)Based on Schedule 13G filed with the SEC on November 14, 2025 by LSV Associates II, LLC (“LSV Associates II”), Lightstone Ventures II, L.P. (“LV II LP”), Lightstone Ventures II (A), L.P. (“LV II(A) LP”), Michael Carusi, Jean George, and Henry A. Plain Jr. (collectively, the “Reporting Persons”). The Reporting Persons’ ownership of our securities includes (i) 1,781,479 shares of common stock directly held by LV II LP; and (ii) 103,657 shares of common stock directly held by LV II(A) LP. LSV Associates II serves as the general partner of LV II LP and LV II(A) LP and has voting and investment authority over the shares held by each of LV II LP and LV II(A) LP. Messrs. Carusi, George, and Plain, are the managing directors of LSV Associates II and share voting and investment authority over the shares held by each of LV II LP and LV II(A) LP. The address of each of the Reporting Persons is Lightstone Ventures, 3270 Alpine Rd., Portola Valley, CA 94028.
(4)Based on Schedule 13G filed with the SEC on September 8, 2025 filed by FMR LLC, which includes holdings of various subsidiaries, and includes ownership of more than 5% of our common stock by Fidelity Management & Research Company LLC. The shares held by these funds and accounts are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, as amended, to form a controlling group with respect to FMR LLC. FMR LLC has sole power to vote and sole power to dispose of the shares. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(5)Consists of (i) 252,986 shares of common stock held by Mr. Ball, (ii) 37,032 shares of common stock held jointly by Mr. Ball and his spouse, and (iii) 461,855 shares of common stock subject to stock options that are exercisable within 60 days of the Record Date.
(6)Consists of (i) 70,785 shares of common stock held by Mr. Points, (ii) 50 shares of common stock held jointly by Mr. Points’ child, and (iii) 15,265 shares of common stock subject to stock options that are exercisable within 60 days of the Record Date.
(7)Consists of (i) 95,435 shares of common stock held by Mr. Blue, (ii) 118,274 shares of common stock held by the David Lawrence Blue Living Trust, (iii) 18,791 shares of common stock subject to stock options that are held by Mr. Blue that are exercisable within 60 days of the Record Date, and (iv) 52,503 shares of common stock subject to stock options that are held by the David Lawrence Blue Living Trust that are exercisable within 60 days of the Record Date.
(8)Consists of (i) 289,176 shares of common stock, and (ii) 3,012 shares of common stock subject to stock options that are exercisable within 60 days of the Record Date.
(9)Consists of (i) 6,000 shares of common stock, and (ii) 7,666 shares of common stock subject to restricted stock units that are exercisable within 60 days of the Record Date.
(10)Consists of (i) 51,038 shares of common stock, and (ii) 12,611 shares of common stock subject to stock options and restricted stock units that are exercisable within 60 days of the Record Date.
(11)Consists of (i) 7,666 shares of common stock subject to restricted stock units that are exercisable within 60 days of the Record Date, and (ii) shares of common stock held by entities affiliated with Lightstone Ventures reported in footnote 3.
(12)Consists of (i) 12,344 shares of common stock, and (ii) 61,168 shares of common stock subject to stock options and restricted stock units that are exercisable within 60 days of the Record Date.
(13)Consists of (i) 40,000 shares of common stock, (ii) shares of common stock held by entities affiliated with U.S. Venture Partners reported in footnote 1, and (iii) 7,666 shares of common stock subject to restricted stock units that are exercisable within 60 days of the Record Date.
(14)Includes 648,203 shares of common stock subject to stock options and restricted stock units that are exercisable within 60 days of the Record Date.

2026 Proxy Statement	32

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at the 2027 Annual Meeting of Stockholders
For additional information on the requirements for submitting a proposal for consideration at the 2027 annual meeting of stockholders, please refer to the information contained in the “When are stockholder proposals due for the 2027 annual meeting of stockholders?” section of this Proxy Statement.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report and proxy materials. A single set of the Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker.

Upon written or oral request, we undertake to promptly deliver a separate copy of the Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Annual Report and other proxy materials now or in the future, you may write to our Corporate Secretary at Shoulder Innovations, Inc., 1535 Steele Avenue SW, Suite B, Grand Rapids, Michigan 49507 or call (616) 294-1026.

Any stockholders who share the same address and currently receive multiple copies of our Annual Report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Corporate Secretary at the address or telephone number listed above.

Where You Can Find More Information
We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information. We make available on the Investor Relations page of our website at www.shoulderinnovations.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through any website referenced throughout this Proxy Statement is not incorporated into, and is not considered part of, this Proxy Statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.
You should rely on the information contained in this Proxy Statement to vote your shares at our Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated April 29, 2026. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of this Proxy Statement to stockholders at any time after that date does not create an implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

2026 Proxy Statement	33

Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.
We have filed our proxy materials, including our Annual Report, with the SEC. These materials are available free of charge on the SEC’s website at www.sec.gov. Upon written request by a stockholder of Shoulder Innovations, we will mail, without charge, a copy of our proxy materials, including the Annual Report (including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report). Exhibits to the Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our Corporate Secretary at Shoulder Innovations, Inc., 1535 Steele Avenue SW, Suite B, Grand Rapids, Michigan 49507.
By Order of the Board of Directors,
Robert Ball
Chief Executive Officer and Executive Chairman

April 29, 2026

2026 Proxy Statement	34

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 25, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 25, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95477-P47391

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SHOULDER INNOVATIONS, INC.

The Board of Directors recommends you vote FOR all the listed nominees in Proposal 1 and FOR Proposal 2.

1. The election of the Class I directors

Nominees:	For	Withhold
1a. Robert Ball	☐	☐
1b. Andrew Hykes	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V95478-P47391

SHOULDER INNOVATIONS, INC.
Annual Meeting of Stockholders
June 26, 2026 3:00 PM Eastern Time
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Robert Ball and Matthew Ahearn, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SHOULDER INNOVATIONS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:00 PM Eastern Time, on June 26, 2026, virtually at www.virtualshareholdermeeting.com/SI2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side